EXHIBIT NO. 5

LeBoeuf, Lamb, Greene & MacRae
L.L.P.
A Limited Liability Partnership Including Professional Corporations 260 Franklin Street
Boston, MA 02110-3173



                                                February 12, 1997


Unitil Corporation
6 Liberty Lane West
Hampton, New Hampshire 03842

Ladies and Gentlemen:

	We have acted as counsel to Unitil Corporation, a New Hampshire corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as Amended (the "1933 Act"), of 100,000 shares of the Company's Common Stock, no par value, (the "Common Stock"), pursuant to a Registration Statement on Form S-3 under the 1933 Act (the "Registration Statement"). This opinion is being furnished to you in connection with the registration of the Common Stock under the 1933 Act.

	In preparation for rendering this opinion, we have examined the originals or copies, certified to our satisfaction, of such corporate records and other documents and certificates as we deem necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. As to any facts material to this opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid records, certificates and documents.

	Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when issued and paid for in accordance with the provisions fo the Registration Statement which describes the terms of the offering of the Common Stock, will be legally issued, fully paid and nonassessable.

	We hereby consent to the inclusion of our opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Opinions." This consent is not to be construed as an admission that we are a person whose consent is required to be filed under the provisions of the 1933 Act or the rules and regulations thereunder.

Very truly yours,


/s/  LeBoeuf, Lamb, Greene & MacRae, L.L.P.